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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Amendment #1 to Registration Statement (Form S-3) and related Prospectus of The Learning Company, Inc. for the registration of 1,641,138 shares of its common stock and to the incorporation by reference therein of our report dated October 3, 1997, with respect to the consolidated financial statements and schedule of Broderbund Software Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Palo Alto, California
November 6, 1998